EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

To the board of directors XenaCare Holdings, Inc.

We hereby consent to the use in the Prospectus constituting part of the Registration Statement of XenaCare Holdings, Inc. on Form SB-2 (Registration No. 333-139595) of our report dated January 19, 2007, on the consolidated financial statements of XenaCare Holdings, Inc. as of December 31, 2006 and for the years in the period then ended which appear in such Prospectus. We also consent to the reference of our firm under the caption "Experts" contained in such Registration Statement.

/S/ JEWETT, SCHWARTZ, WOLFE & ASSOCIATES

Hollywood, Florida

February 23, 2007